Exhibit 99.1

                                               Unocal Corporation
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                   [UNOCAL 76 LOGO]

                                               NEWS RELEASE

                                              Contact: Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

  Unocal 4Q earnings up 79%; full-year 2003 results nearly double previous year
  -----------------------------------------------------------------------------

       El Segundo, Calif., Feb. 3, 2004 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the fourth quarter of $180 million, or 68 cents per share (diluted), 79 percent above the $96 million, or 38 cents per share (diluted) reported in the same period a year ago.

       Unocal's preliminary adjusted after-tax earnings for the fourth quarter 2003 were $167 million, or 63 cents per share (diluted). This compares with the Thomson/First Call median of analyst estimates (published Feb. 2, 2004) of 62 cents per share. Unocal's adjusted after-tax earnings were $123 million, or 48 cents per share (diluted), in the fourth quarter 2002, and $190 million, or 72 cents per share (diluted), in the third quarter 2003. Adjusted after-tax earnings are net earnings excluding special items, earnings from discontinued operations and cumulative effects of accounting changes.

                                                  4th          3rd         4th
CONSOLIDATED RESULTS (UNAUDITED)                Quarter      Quarter     Quarter
                                           -------------------------------------
Millions of dollars except per share amounts       2003        2003        2002
--------------------------------------------------------------------------------
Earnings from continuing operations              $  172      $  152      $   96
Earnings from discontinued operations                 8           -           -
--------------------------------------------------------------------------------
Net earnings                                        180         152          96
--------------------------------------------------------------------------------
   Less:  Earnings from discontinued operations       8           -           -
   Less:  Special items                               5         (38)        (27)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                      $  167      $  190      $  123
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                         $ 0.65      $ 0.58      $ 0.38
   Discontinued operations                         0.03           -           -
--------------------------------------------------------------------------------
Total net earnings per share                     $ 0.68      $ 0.58      $ 0.38
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share            $ 0.63      $ 0.72      $ 0.48
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)  $1,589      $1,541      $1,583
================================================================================

       In the fourth quarter 2003, after-tax special items included a $29 million earnings benefit as the result of lower Canadian statutory tax rates and $17 million from insurance settlements. The positive special items were offset by a $28 million (after-tax) debt repurchase premium and an after-tax provision of $15 million for environmental and litigation matters related primarily to formerly operated sites or sites previously sold with retained liabilities. All of the special items are detailed in the Adjusted After-tax Earnings table.

       Unocal's fourth quarter 2003 adjusted after-tax earnings (compared with 4Q 2002) reflected higher natural gas and liquids prices. These positive factors were partially offset by lower North America natural gas and liquids production and increased administrative and general expense due principally to higher pension-related costs.

       Worldwide hydrocarbon liquids and natural gas production for the fourth quarter 2003 averaged 420,000 barrels of oil equivalent (BOE) per day, compared with 451,000 BOE per day in the same period a year ago. The production decline reflected lower North America results primarily because of asset sales in the Lower 48 operations. The lower North America production was partially offset by increases in international liquids and natural gas production.

       Fourth-quarter 2003 worldwide price realizations (including hedging activities) for natural gas averaged $3.65 per thousand cubic feet (mcf), up from $3.10 during the prior year's fourth quarter. The company's worldwide liquids price realizations (including hedging activities) were $28.33 per barrel, up from $25.44 in 2002. Hedging activities in the fourth quarter increased worldwide liquids realizations by 19 cents per barrel and worldwide natural gas realizations by 14 cents per mcf.

       Total revenues for the quarter were $1.59 billion, up from $1.58 billion recorded a year ago.

       Unocal's EBITDAX for the fourth quarter 2003 was $661 million, or $2.41 per share (diluted). This compares with $607 million, or $2.38 per share (diluted), for the same period in 2002. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items, earnings from discontinued operations and cumulative effects of accounting changes. EBITDAX is commonly used by investors and analysts to facilitate comparison of companies like Unocal that use the "successful efforts" accounting method with other exploration and production companies that use the "full-cost" method.

Full-year 2003 results
----------------------
       For the full-year 2003, Unocal reported preliminary unaudited net earnings of $643 million, or $2.46 per share (diluted). The results were nearly double the $331 million, or $1.34 per share (diluted) recorded for 2002.

       Unocal's preliminary adjusted after-tax earnings for the full-year 2003 were $777 million, or $2.95 per share (diluted). This compares with $426 million, or $1.72 per share (diluted), for the full-year 2002. The special items are detailed in the Adjusted After-tax Earnings table included with this news release.

                                       3

                                                               For the Year
CONSOLIDATED RESULTS (UNAUDITED)                             Ended December 31,
                                                       -------------------------
Millions of dollars except per share amounts                  2003         2002
--------------------------------------------------------------------------------
Earnings from continuing operations                        $  710        $  330
Earnings from discontinued operations                          16             1
Cumulative effects of accounting changes                      (83)            -
--------------------------------------------------------------------------------
Net earnings                                                  643           331
--------------------------------------------------------------------------------
   Less:  Earnings from discontinued operations                16             1
   Less:  Cumulative effects of accounting changes            (83)            -
   Less:  Special items                                       (67)          (96)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                $  777        $  426
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                   $ 2.70        $ 1.34
   Discontinued operations                                   0.06             -
   Cumulative effects of accounting changes                 (0.30)            -
--------------------------------------------------------------------------------
Total net earnings per share                               $ 2.46        $ 1.34
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share                      $ 2.95        $ 1.72
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)            $6,539        $5,297
================================================================================

       Net cash provided from operating activities increased to $1.95 billion in 2003, from $1.57 billion in 2002. Unocal's EBITDAX for the full-year 2003 was $2.92 billion, or $10.71 per share (diluted), compared with $2.30 billion, or $9.29 per share (diluted), for 2002.

       The company's total consolidated long-term debt (including current maturities) was $2.88 billion at Dec. 31, 2003. Cash and cash-equivalents were $404 million at Dec. 31, 2003.

       "We had an outstanding year from a financial and operating standpoint," said Charles R. Williamson, Unocal chairman and chief executive officer. "We continued to reap the benefits of strong commodity prices and increased our overseas liquids and gas production levels. We expect further growth in international production under new or amended sales contracts that were negotiated during the year."

Unocal's operations highlights for 2003
---------------------------------------
- Significant deepwater discoveries in the Gulf of Mexico (St. Malo, Puma) and Indonesia (Gehem).
- Initiated production on the deepwater West Seno project in Indonesia.
- Signed preliminary agreements in Thailand to extend the gas sales contracts and increase contract volumes; steps taken to double oil production by 2005.
- Restructured Unocal's North America business; sold properties to reduce unit operating costs and improve overall margins.
- Signed production-sharing contracts for exploration and production in the Xihu Trough in the East China Sea.
- Signed a gas sales agreement and approved a development plan for the Moulavi Bazar field in Bangladesh.

- Major progress on construction of the Azerbaijan International Operating Company (AIOC) Phase 1 project in the Caspian Sea and related export pipeline.
- Successfully replaced all of our 2003 production and most of the reserves sold in the North America restructuring program. Finding, development and acquisition cost was among the lowest that Unocal has achieved in the last five years.
- Reduced debt and other financings by about $500 million; achieved 39% debt-to-total capitalization ratio.

What to watch for from Unocal in 2004
-------------------------------------
- Major new developments near completion, contributing to significant international growth by 2005 (AIOC, Bangladesh, Thailand oil).
- Continued deepwater exploration success and appraisal of 2003 deepwater discoveries (St. Malo, Puma, Gehem); progress on commercialization of Perdido resources (Trident).
- Launching Indonesia deepwater gas developments for the Bontang Liquefied Natural Gas (LNG) plant.
- Meet $8.00 per BOE finding and development cost target for all of North America, including the reduced Gulf of Mexico shelf program.

First quarter 2004 outlook
--------------------------
       For the first quarter 2004, Unocal is forecasting adjusted after-tax earnings of 70 to 80 cents per share (diluted). This forecast compares with the Thomson/First Call median of analyst estimates (published Feb. 2, 2004) of 73 cents per share for the quarter. The first quarter forecast assumes average NYMEX benchmark prices of $34.25 per barrel of crude oil and $6.00 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's first quarter adjusted after-tax earnings are expected to change $8 million for every $1 change in its average worldwide realized price for crude oil and $3 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities. The forecast also assumes pretax dry hole costs in the first quarter of $40 to $50 million.

       The company's current estimate for first quarter 2004 production is between 410,000 and 420,000 BOE per day. Unocal's current estimate for the full-year 2004 production is about 450,000 BOE per day.

       The first-quarter adjusted after-tax earnings forecast excludes special items. Because of the inherent uncertainty related to special items, determining whether or when they will occur and quantifying their dollar impact, Unocal does not forecast net earnings.

                                       5
About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia.

Conference call/financial database
----------------------------------
       Unocal will webcast its quarterly earnings conference call today at 1 p.m. PST (4 p.m. EST) over the Internet. To listen to the live webcast, go to the Investor Presentations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

       Complete detailed financial tables for the fourth quarter 2003 and the comparable prior periods are available in the "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Information section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *
This news release contains certain forward-looking statements about expected project developments, exploratory drilling activity and dry hole costs, production rates, commodity prices, expected adjusted after-tax earnings and future finding and development costs. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially as a result of changes in commodity prices; the levels of the company's oil and gas production; the extent of the company's operating cash flow and other capital resources available to fund its capital expenditures; regulatory, geological, operating and economic considerations; and other factors discussed in Unocal's 2002 Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission. Unocal undertakes no obligation to update the information in this news release.
Investors are urged to consider closely the disclosure in Unocal's 2002 Annual Report on Form 10-K and other reports filed with the SEC (SEC File No. 1-8483). Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com.

                                    * * * * *

                                       6

CONSOLIDATED EARNINGS (UNAUDITED)                                                              UNOCAL CORPORATION

                                                                   For the Three Months    For the Twelve Months
                                                                    Ended December 31,       Ended December 31,
                                                                 --------------------------------------------------
Millions of dollars except per share amounts                             2003        2002        2003         2002
-------------------------------------------------------------------------------------------------------------------
Revenues
Sales and operating revenues                                          $ 1,578     $ 1,529     $ 6,395      $ 5,224
Interest, dividends and miscellaneous income                                7          14          25           31
Gain on sales of assets                                                     4          40         119           42
-------------------------------------------------------------------------------------------------------------------
      Total revenues                                                    1,589       1,583       6,539        5,297
Costs and other deductions
Crude oil, natural gas and product purchases                              497         577       2,126        1,701
Operating expense                                                         375         389       1,340        1,338
Administrative and general expense                                         61          37         260          151
Depreciation, depletion and amortization                                  242         249         988          973
Asset impairments                                                           7          20          93           47
Dry hole costs                                                             33          26         128          107
Exploration expense                                                        69          66         251          246
Interest expense                                                           71          45         190          179
Property and other operating taxes                                         20          19          81           60
Distributions on convertible preferred securities of subsidiary trust       9           9          33           33
-------------------------------------------------------------------------------------------------------------------
      Total costs and other deductions                                  1,384       1,437       5,490        4,835

Earnings from equity investments                                           42          31         192          154
-------------------------------------------------------------------------------------------------------------------

Earnings from continuing operations before
     income taxes and minority interests                                  247         177       1,241          616
-------------------------------------------------------------------------------------------------------------------
Income taxes                                                               74          77         522          280
Minority interests                                                          1           4           9            6
-------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                       172          96         710          330
-------------------------------------------------------------------------------------------------------------------
Earnings from discontinued operations                                       8           -          16            1
Cumulative effects of accounting changes (a)                                -           -         (83)           -
-------------------------------------------------------------------------------------------------------------------
      Net earnings                                                      $ 180        $ 96       $ 643        $ 331
===================================================================================================================
Basic earnings per share of common stock (b)
      Continuing operations                                            $ 0.66      $ 0.38      $ 2.75       $ 1.34
      Net earnings                                                     $ 0.69      $ 0.38      $ 2.49       $ 1.34

Diluted earnings per share of common stock (c)
      Continuing operations                                            $ 0.65      $ 0.38      $ 2.70       $ 1.34
      Net earnings                                                     $ 0.68      $ 0.38      $ 2.46       $ 1.34

Cash dividends declared per share of common stock                      $ 0.20      $ 0.20      $ 0.80       $ 0.80
-------------------------------------------------------------------------------------------------------------------

(a)  Net of tax (benefit)                                                 $ -         $ -       $ (48)         $ -
(b)  Basic weighted average shares outstanding  (in thousands)        259,521     253,526     258,563      246,759
(c)  Diluted weighted average shares outstanding (in thousands)       274,025     254,775     272,722      247,679

                                       7

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)                                UNOCAL CORPORATION

                                                                                At December 31,
                                                                      -----------------------------
Millions of dollars                                                            2003           2002
---------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                   $   404        $   168
Other current assets - net                                                    1,587          1,207
Investments and long-term receivables - net                                     893          1,044
Properties - net                                                              8,324          7,879
Goodwill                                                                        131            122
Other assets                                                                    459            426
---------------------------------------------------------------------------------------------------
   Total assets                                                             $11,798        $10,846
===================================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                                                     $ 2,085        $ 1,632
Long-term debt and capital leases                                             2,635          3,002
Deferred income taxes                                                           704            593
Accrued abandonment, restoration and environmental liabilities                  844            622
Other deferred credits and liabilities                                          960            902
Minority interests                                                               39            275

Convertible preferred securities of a subsidiary trust                          522            522

Stockholders' equity                                                          4,009          3,298
---------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                               $11,798        $10,846
===================================================================================================

(a)  Includes current portion of LTD of:                                        248              6

                                       8

CONSOLIDATED CASH FLOWS (UNAUDITED)                                                             UNOCAL CORPORATION

                                                                                        For the Twelve Months
                                                                                         Ended December 31,
                                                                                   --------------------------------
Millions of dollars                                                                        2003               2002
-------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
Net earnings                                                                              $ 643              $ 331
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization                                              988                973
      Asset impairments                                                                      93                 47
      Dry hole costs                                                                        128                107
      Amortization of exploratory leasehold costs                                           108                 98
      Deferred income taxes                                                                  56                 22
      Gain on sales of assets                                                              (119)               (42)
      Gain on disposal of discontinued operations                                           (25)                (2)
      Pension expense net of contributions                                                   58                 22
      Restructuring provisions net of payments                                               18                  2
      Cumulative effect of accounting changes                                                83                  -
      Other                                                                                  17                (73)
Working capital and other changes related to operations                                     (99)                86
-------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                     1,949              1,571
-------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)                                        (1,718)            (1,670)
   Proceeds from sales of assets                                                            642                163
   Proceeds from sale of discontinued operations                                             11                  3
-------------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                        (1,065)            (1,504)
-------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
   Long-term borrowings                                                                     205                585
   Reduction of long-term debt and capital lease obligations                               (452)              (495)
   Minority interests                                                                      (257)                (8)
   Proceeds from issuance of common stock                                                    58                 21
   Dividends paid on common stock                                                          (207)              (196)
   Loans to key employees                                                                    11                  6
   Other                                                                                     (6)                (2)
-------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) financing activities                               (648)               (89)
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                        236                (22)
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                                              168                190
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                $ 404              $ 168
===================================================================================================================

                                       9

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                 4th Q 2003            3rd Q 2003
                                          -------------------------------------------------
                                                     Adjusted                  Adjusted
                                            Net      After-Tax      Net       After-Tax
Millions of dollars                       Earnings   Earnings (a)  Earnings    Earnings (a)
-------------------------------------------------------------------------------------------
Exploration & Production
   North America
          U.S. Lower 48 (b)                   $ 61          $ 58       $ 77           $ 85
          Alaska                                16            16         12             12
          Canada                                32             7         15             15
                                          -------------------------------------------------
               Total North America             109            81        104            112
   International
          Far East                             114           114        115            115
          Other                                 24            24         21             21
                                          -------------------------------------------------
               Total International             138           138        136            136
                                          -------------------------------------------------
Total Exploration & Production                 247           219        240            248
                                          -------------------------------------------------
Trade                                            -             -          3              3
Midstream                                       21            17         16             17
Geothermal and Power Operations                 12            12         19             19
Corporate and Other
          Administrative and General           (26)          (26)       (21)           (21)
          Interest Expense - Net               (54)          (26)       (32)           (32)
          Environmental and Litigation         (24)           (8)       (33)           (15)
          Other (a)                             (4)          (21)       (40)           (29)
-------------------------------------------------------------------------------------------
After-tax earnings from
    continuing operations                      172           167        152            190
After-tax earnings from
    discontinued operations                      8             -          -              -
-------------------------------------------------------------------------------------------
After-tax earnings                           $ 180         $ 167      $ 152          $ 190
===========================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b) Includes earnings (loss) from:
          Onshore / Shelf                       74            71         85             93
          Deep water                           (13)          (13)        (8)            (8)

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                               4th Q 2003              4th Q 2002
                                         --------------------------------------------------
                                                     Adjusted                  Adjusted
                                            Net      After-Tax      Net       After-Tax
Millions of dollars                       Earnings   Earnings (a)  Earnings    Earnings (a)
-------------------------------------------------------------------------------------------
Exploration & Production
   North America
          U.S. Lower 48 (b)                   $ 61          $ 58       $ (4)          $ 41
          Alaska                                16            16          1              1
          Canada                                32             7          5              6
                                         --------------------------------------------------
               Total North America             109            81          2             48
   International
          Far East                             114           114        111            111
          Other                                 24            24         29             29
                                         --------------------------------------------------
               Total International             138           138        140            140
                                         --------------------------------------------------
Total Exploration & Production                 247           219        142            188
                                         --------------------------------------------------
Trade                                            -             -          3              3
Midstream                                       21            17         45             15
Geothermal and Power Operations                 12            12          5              5
Corporate and Other
          Administrative and General           (26)          (26)       (18)           (18)
          Interest Expense - Net               (54)          (26)       (35)           (35)
          Environmental and Litigation         (24)           (8)       (26)            (5)
          Other (a)                             (4)          (21)       (20)           (30)
-------------------------------------------------------------------------------------------
After-tax earnings from
    continuing operations                      172           167         96            123
After-tax earnings from
    discontinued operations                      8             -          -              -
-------------------------------------------------------------------------------------------
After-tax earnings                           $ 180         $ 167       $ 96          $ 123
===========================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b) Includes earnings (loss) from:
          Onshore / Shelf                       74            71         12             57
          Deep water                           (13)          (13)       (16)           (16)

                                       10

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT
(UNAUDITED)
                                                    For the Years Ended Decembe 31,
                                          -------------------------------------------------
                                              2003           2003       2002          2002
                                          -------------------------------------------------
                                                      Adjusted                 Adjusted
                                            Net      After-Tax       Net       After-Tax
Millions of dollars                       Earnings    Earnings (a)  Earnings   Earnings (a)
-------------------------------------------------------------------------------------------
Exploration & Production
   North America
          U.S. Lower 48 (b)                  $ 338          $ 324       $ 33          $ 87
          Alaska                                57             57          -             -
          Canada                                79             50          -             6
                                          -------------------------------------------------
               Total North America             474            431         33            93
   International
          Far East                             466            466        434           434
          Other                                 95             95         69            69
                                          -------------------------------------------------
               Total International             561            561        503           503
                                          -------------------------------------------------
Total Exploration & Production               1,035            992        536           596
                                          -------------------------------------------------
Trade                                           (2)            (2)         4             4
Midstream                                       73             70        104            74
Geothermal and Power Operations                 50             50         30            30
Corporate and Other
          Administrative and General           (92)           (92)       (82)          (82)
          Interest Expense - Net              (145)          (117)      (128)         (128)
          Environmental and Litigation        (102)           (28)       (76)          (11)
          Other (a)                           (107)           (96)       (58)          (57)
-------------------------------------------------------------------------------------------
After-tax earnings from
    continuing operations                      710            777        330           426
After-tax earnings from
    discontinued operations                     16              -          1             -
Cumulative effects of accounting changes       (83)             -          -             -
-------------------------------------------------------------------------------------------
After-tax earnings                           $ 643          $ 777      $ 331         $ 426
===========================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b) Includes earnings (loss) from:
          Onshore / Shelf                      419            405         77           131
          Deep water                           (81)           (81)       (44)          (44)

                                       11

OPERATING HIGHLIGHTS                                         UNOCAL CORPORATION

                                                 Three Months      Twelve Months
                                                         Ended December 31,
                                              ----------------------------------
                                                 2003    2002     2003     2002
--------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. Lower 48 (a) (b)                         37      46       43       52
     Alaska                                        21      23       21       24
     Canada                                        17      18       17       18
--------------------------------------------------------------------------------
          Total liquids                            75      87       81       94
  Natural gas - dry basis (million cubic feet)
     U.S. Lower 48 (a) (b)                        516     659      616      719
     Alaska                                        50      68       57       76
     Canada                                        89      91       90       91
--------------------------------------------------------------------------------
          Total natural gas                       655     818      763      886
North America Average Prices (excluding hedging activities) (c)
  Liquids (per barrel)
     U. S. Lower 48                            $27.73  $25.20   $28.07   $22.85
     Alaska                                    $30.73  $26.96   $29.85   $24.21
     Canada                                    $22.94  $21.84   $24.76   $20.70
          Average                              $27.52  $24.94   $27.84   $22.79
  Natural gas (per mcf)
     U. S. Lower 48                            $ 4.47  $ 3.77   $ 5.18   $ 3.01
     Alaska                                    $ 1.46  $ 1.20   $ 1.31   $ 1.42
     Canada                                    $ 4.56  $ 3.50   $ 5.07   $ 2.67
          Average                              $ 4.30  $ 3.51   $ 4.88   $ 2.83
--------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (c)
  Liquids (per barrel)
     U. S. Lower 48                            $28.50  $25.19   $27.72   $22.87
     Alaska                                    $30.73  $26.96   $29.85   $24.21
     Canada                                    $22.94  $21.84   $24.76   $20.70
          Average                              $27.90  $24.94   $27.66   $22.81
  Natural gas (per mcf)
     U. S. Lower 48                            $ 4.91  $ 3.75   $ 5.07   $ 3.07
     Alaska                                    $ 1.46  $ 1.20   $ 1.31   $ 1.42
     Canada                                    $ 4.34  $ 3.31   $ 4.78   $ 2.66
          Average                              $ 4.61  $ 3.47   $ 4.76   $ 2.88
--------------------------------------------------------------------------------

(a) Includes proportional interests in production of equity investees.
(b) Includes minority interests of :
                        Liquids                     -       3        -        7
                        Natural gas                 -      41        5       82
                        Barrels oil equivalent      -      10        1       21
(c) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

                                       12

OPERATING HIGHLIGHTS (CONTINUED)                             UNOCAL CORPORATION

                                                 Three Months      Twelve Months
                                                         Ended December 31,
                                              ----------------------------------
                                                 2003    2002     2003     2002
--------------------------------------------------------------------------------
International Net Daily Production (d)
  Liquids  (thousand barrels)
     Far East                                      63      53       59       53
     Other (a)                                     19      21       20       20
--------------------------------------------------------------------------------
          Total liquids                            82      74       79       73
  Natural gas - dry basis (million cubic feet)
     Far East                                     844     823      877      847
     Other (a)                                     78      96       88       93
--------------------------------------------------------------------------------
          Total natural gas                       922     919      965      940
International Average Prices (e)
  Liquids (per barrel)
     Far East                                  $28.40  $25.36   $27.30   $22.88
     Other                                     $29.68  $27.55   $28.29   $25.47
          Average                              $28.73  $26.01   $27.54   $23.57
  Natural gas (per mcf)
     Far East                                  $ 2.96  $ 2.77   $ 2.83   $ 2.75
     Other                                     $ 3.00  $ 2.83   $ 2.90   $ 2.72
          Average                              $ 2.96  $ 2.78   $ 2.84   $ 2.75
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (b) (d)
  Liquids  (thousand barrels)                     157     161      160      167
  Natural gas - dry basis (million cubic feet)  1,577   1,737    1,728    1,826
  Barrels oil equivalent (thousands)              420     451      448      471
Worldwide Average Prices (excluding hedging activities) (c)
  Liquids (per barrel)                         $28.14  $25.44   $27.70   $23.13
  Natural gas (per mcf)                         $3.51   $3.12    $3.73    $2.79
Worldwide Average Prices (including hedging activities) (c) (e)
  Liquids (per barrel)                         $28.33  $25.44   $27.60   $23.14
  Natural gas (per mcf)                         $3.65   $3.10    $3.66    $2.81
--------------------------------------------------------------------------------

(a) Includes proportional interests in production of equity investees.
(b) Includes minority interests of :
                        Liquids                     -       3        -        7
                        Natural gas                 -      41        5       82
                        Barrels oil equivalent      -      10        1       21
(c) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.
(d) International production is presented utilizing the economic interest method.
(e) International did not have any hedging activities.

                                       13

                                                   Three Months   Twelve Months
ADJUSTED AFTER-TAX EARNINGS (UNAUDITED)                Ended December 31,
                                               ---------------------------------
Millions of dollars except per share amounts        2003   2002     2003   2002
--------------------------------------------------------------------------------
Net earnings                                       $ 180   $ 96     $643   $331
--------------------------------------------------------------------------------
Less:
   Earnings from discontinued operations               8      -       16      1
   Cumulative effects of accounting changes            -      -      (83)     -
--------------------------------------------------------------------------------
Earnings from continuing operations                  172     96      710    330
--------------------------------------------------------------------------------
Less: Special items
   E&P - North America - U.S. Lower 48
        Asset sales                                    3    (20)      46    (18)
        Held for sale impairments                      -     (8)     (31)    (8)
        Environmental and litigation provisions        -      -       (1)     1
        Minority interests acquisition                 -     (8)       -     (8)
        Restructuring                                  -      -        -    (12)
        Uninsured losses                               -     (9)       -     (9)
   E&P - North America - Canada
        Statutory tax rate change                     25      -       25      -
        Trading derivatives -- non-hedging             -     (1)       4     (6)
   Midstream
        Asset sales                                    -     30        -     30
        Canadian statutory tax rate change             4      -        4      -
        Held for sale impairments                      -      -       (1)     -
   Corporate & Other
        Asset sales                                    -     14        -     14
        Environmental and litigation provisions      (15)   (25)     (78)   (82)
        Debt repurchase premium                      (28)     -      (28)     -
        Insurance settlements                         17      -       17      2
        Restructuring                                 (1)     -      (24)     -
Total special items                                    5    (27)     (67)   (96)
--------------------------------------------------------------------------------
     Adjusted after-tax earnings                   $ 167   $ 123   $ 777  $ 426
================================================================================
     Adjusted after-tax diluted earnings per share $0.63   $0.48   $2.95  $1.72
================================================================================

The preceding table reconciles adjusted after-tax earnings to net earnings. Special items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of the company's ongoing operations. Examples of such items which have generally been excluded in determining adjusted after-tax earnings include: gain/loss from major asset sales; environmental remediation costs primarily related to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant asset impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other 'acts of god' not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; insurance recoveries associated with former company operations or for costs incurred in prior years. Other companies may define special items differently; hence, we cannot assure that adjusted after-tax earnings are comparable with similarly titled amounts reported by other companies.

                                             Three Months         Twelve Months
EBITDAX (UNAUDITED)                                   Ended December 31,
--------------------------------------------------------------------------------
Millions of dollars                          2003     2002       2003      2002
--------------------------------------------------------------------------------
Net Earnings                                $ 180     $ 96      $ 643     $ 331
Less:
 Earnings from discontinued operations          8        -         16         1
 Cumulative effects of accounting changes       -        -        (83)        -
 Special items                                  5      (27)       (67)      (96)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                   167      123        777       426
Add-backs to adjusted after-tax earnings:
 Depreciation, depletion and amortization     242      249        988       973
 Asset impairments                              7        7         41        34
 Dry hole costs                                33       26        128       107
 Exploration expenses (including amortization
  of undeveloped leasehold costs)              69       66        251       246
 Current income taxes                         113       81        415       260
 Deferred income taxes                         (8)      10        163        75
 Interest expense (a)                          38       45        157       179
--------------------------------------------------------------------------------
         EBITDAX                            $ 661     $607     $2,920    $2,300
================================================================================
EBITDAX per share (diluted)                 $2.41    $2.38     $10.71    $ 9.29

(a)  Net of capitalized interest of:           14       13         60        46